KIRKPATRICK & LOCKHART
                        1800 Massachusetts Avenue, N.W.
                             Washington, D.C. 20018
                                 (202) 778-9000




                                October 14, 1997


Board of Directors
THINK New Ideas, Inc.
45 West 36th Street, 12th Floor
New York, New York 10018

         Re:      Registration Statement on Form S-8
                  ----------------------------------

Gentlemen:

     We have acted as counsel to THINK New Ideas, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to the issuance by the Company of up to 2,000,000 shares of Common Stock, $.0001 par value per share, issuable upon exercise of options granted pursuant to the Company's Amended and Restated 1997 Stock Option Plan (the "Plan").

     We have examined the Registration Statement, the Plan, the Certificate of Incorporation, as amended, the By-Laws of the Company, as amended, the minutes of the various meetings and consents of the Board of Directors of the Company, originals or copies of such records of the Company, agreements, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents, certificates, records, authorizations, proceedings, statutes and judicial decisions as we have deemed necessary to form the basis of the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and others. We are not herein passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements or other provisions contained in any of the foregoing materials.

         Based upon the foregoing, we are of the opinion that the shares of Common Stock issuable upon exercise of the options granted pursuant to the Plan, which securities are the subject of the Registration Statement, have been duly authorized and when such securities are issued and paid for in accordance with the terms of the Plan (and each such option) will be duly authorized, validly issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            KIRKPATRICK & LOCKHART LLP

                                                /s/ Victoria A. Baylin
                                            By: ______________________________
                                                Victoria A. Baylin, Of Counsel